Exhibit 4.32.1

Additional Agreement No. 1

to Contract on Network Connection in the version dated January 01, 2006 between OAO Rostelecom and OJSC STC

Moscow	Dated: June 9, 2006

Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by OAO Rostelecom General Director Dmitry Yevgenievich Yerokhin, authorized to act by the Charter, on the one part, and “Southern Telecommunications Company”, an Open Joint-Stock Company, hereinafter referred to as the “Operator”, represented by General Director Georgy Alekseyevich Romsky, authorized to act by the Charter, on the other part hereinafter collectively referred to as the “Parties”, and severally, as “Party”, have entered into this Additional Agreement (hereinafter, “the Agreement”) on the incorporation of the below-listed amendments in the Contract on Network Connection (hereinafter, “the Contract”), as follows:

1.               In clause 1.6. of the Contract - to exclude the last paragraph.

2.               Clause 1.7. of the Contract shall be amended as follows:

“1.7. “Associated Operator” shall mean a telecommunications operator who meets all of the following criteria:

a) the telecommunication network of such an operator is interconnected into the network of the Operator on the local and/or zonal level;

b) such an operator on the basis of a correspondent contract concluded between this operator and Rostelecom, or between this operator and The Operator on behalf of Rostelecom performs billing of its Users for Long-Distance and International Telecommunication services rendered by Rostelecom or the Operator on behalf of Rostelecom performs billing with the Users of such an operator for Long-Distance and International Telecommunication Services rendered by Rostelecom in accordance with the current RF law.”

3.               Clause 1.10 of the Contract shall be amended as follows:

“1.10. “Service telecommunications” means telecommunications provided for operational, maintenance and administration control purposes of telecommunication network management.

4.               Clause 1.12 of the Contract shall be excluded.

5.               Clause 1.13 of the Contract shall be marked as Clause 1.12. and shall be amended as follows:

“1.12. “Traffic Admission Services”  collectively mean termination of call to the Interconnection Operator’s network; area termination of call to the Operator’s network; local termination of call to the Operator’s network; area initiation of call; initiation of call from the Associated operator’s line in the course of long-distance and international communication provided by Rostelecom to the Users”.

6.                    Clause 3.1.3. of the Contract shall be excluded.

7.                    Clause 3.1.4. of the Contract shall be marked as Clause 3.1.3. and shall be amended as follows:

“3.1.3. “to provide the recording and the billing of the Services according to the traffic in accordance to the provisions of this Contract”.

8.                    Clause 3.1.5. of the Contract shall be marked as Clause 3.1.4. of the Contract.

Confidential

9.                    Clause 3.1.6. of the Contract shall be marked Clause 3.1.5. of the Contract.

10.              To add to the Contract the clause of the following wording:

“3.2.5. “To demand from the Operator the information on numbering capacity of the lines of the Associated Operators”; mark it as clause 3.2.5.

11.              Clause 3.2.5. of the Contract shall be marked as Clause 3.2.6. of the Contract.

12.              Clause 3.3.3. of the Contract shall be amended as follows:

 “3.3.3. “to provide the completeness and correctness of the information submitted to Rostelecom on the numbering capacity of the Associated Operators and the numbering capacity from which the Traffic transfer used for Service Telecommunication is initiated.”

13.              Clause 3.3.6. of the Contract shall be amended as follows:

3.3.6. “to render long-distance call initiation services and zone and local call transit services on codes specified in Appendix No. 2 attached herein and on codes specified in written notices sent by Rostelecom to the Operator no later than 15 days before introduction of such codes”.

14.              Clause 3.3.3. of the Contract shall be amended as follows:

 “3.3.7. To provide in its responsibility zone the parameters of telecommunication services quality and speech transmission quality for long-distance and international telecommunications in accordance with the normative documents and the agreement on service quality (if available). To render periodically and on Rostelecom’s request ATE statistics and communication facilities applied to render Traffic admission services.”

15.         Add to clause 3.3 the following paragraph that states:

“3.3.11. “To inform Rostelecom on the numbering capacity of the Associated Operators and its changes. The Operator no later than the last day of the Reporting period submits to Rostelecom the detailed information on numbering capacity of the Associated Operators in accordance to Appendix 5”.

16.              To add to the Contract clause 3.4.4. that states:

“3.4.4. “to provide the recording and the billing of the Services according to the traffic in accordance to the provisions of this Contract”.

17.              To add to the Contract clause 3.4.5. that states:

“3.4.5. “To initiate control of submitted by Rostelecom data on the volume of the Service for Traffic transfer”.

18.         Clause 4.7. of the Contract shall be amended as follows:

“4.7. The entire relationship of the Parties hereunder shall be subject to the confidentiality terms and conditions as set forth in the Confidentiality Agreement No. 60-06-30 entered into by the Parties on                           2006.

19.                                  Clause 4.10 of the Contract shall be amended as follows:

“4.10. “The Operator providing zone call initiation and Rostelecom, accepting services on termination of area call to the Interconnected Operator, area termination of call to the Operator’ network, exchange information on the User’s number effecting call to communication facilities of the other Party if relevant technique is available. In case of any discrepancies in the information on the User’s number who has actually performed a call the Party providing such information shall be liable against the other Party in accordance with terms specified herein.

20.              In clause 4.12. of the Contract the words “in advance” shall be substituted by the clause “no later than two months before the planned changes”.

21.              In clause 5.6. of the Contract the reference on clause 1.13. of the Contract shall be substituted by reference on clause 1.12. of this Agreement.

22.                                       Clause marked as 5.8 shall be added to the Contract: 5.8. “The content and the submission procedure by the Operator of the information on numbering capacity from which the Service Telecommunication Network traffic is initiated necessary to Rostelecom for the billing for the Traffic transfer service is described in Section 6 of Appendix 5, 9”.

23.              Clause 5.8 of this Contract shall be marked as clause 5.9. of the Contract and shall be amended as follows: “5.9. Structure and terms of transfer of the data related to the Users (including the User’s number initiating the call) required by Rostelecom to perform billing for long-distance and international telecommunications and to consider claims are specified in Appendix No. 9 attached herein. Data updating about all the Users not connected to the activities described in clause 6 (except for paragraphs 1 and 3 of clause 6) of Appendix 9 to this Contract is performed by the Operator in compliance with the Additional Agreement to this Contract that can be concluded by the Parties within the validity period of this Contract”. The submission of the data related to the Users is performed in accordance with the current law of the Russian Federation”.

24.              Clause 5.9 of this Contract shall be marked as clause 5.10. of this Agreement.

25.              Clause 6.1. – 6.10 of the Contract shall be amended as follows:

“6.1 Terms of payment for Traffic Admission Services:

6.1.1. Rostelecom shall pay for Traffic admission services in accordance with tariffs specified in Appendix No. 1 attached herein. The cost of Traffic admission Services for the Reporting period is calculated on the basis of the data on the natural volumes of the rendered Traffic admission Services during the Reporting period.

6.1.2. Rendering Traffic Admission Services billing is calculated on a minutely basis commencing from the 1st second of the connection and the rounding up of the time of the connection up to the whole minute;

6.1.3. By calculation of duration of connections, excluding the Traffic Admission Services on codes 803 100, 803 200, as well as on codes 803 X1X2X3  (where X1X2X3- is the code of the CC Operator, interconnected into the network of Rostelecom), the guard time (nontariff barrier) of 5 seconds is applied, i.e., connections lasting fewer than 6 seconds are not included into the total volume of the Traffic Admission Services rendered;

6.1.4. The duration of the connections on codes 803 100, 803 200, 803 X1X2X3 (where X1X2X3- is the code of the IS Operator, interconnected into the network of Rostelecom) is calculated from the 1st second of the connection.

6.2. The Operator shall pay for the Interconnection services in accordance with rates specified in Appendix No. 1 attached herein.

6.3. Should the rates of Interconnection services and Traffic Admission Services be changed by the Federal executive authority of the Russian Federation responsible for adjustment of tariffs for such services the Parties shall introduce new tariffs from the date specified in the order of the Federal executive authority of the Russian Federation by means of conclusion of the Additional Agreement to this Contract that should be signed by the Parties in this case.

6.4. The payment for the Traffic Admission Services by Rostelecom is performed in the order specified in Appendix No. 7 hereto.

6.5. The payment for the Interconnection Services is performed by the Operator no later than the 28th day of the Billing period.

6.6. For billing purposes the Parties shall exchange the data on the volume of the Interconnection services and Traffic Admission Services as follows:

6.6.1. The Operator no later than the last day of the Reporting period (in accordance with calendar possibilities) submitted to Rostelecom detailed information on number capacities of the Interconnected Operators, numbering capacity from which the traffic of the Service Telecommunication is initiated and numbers of pay telephones and call offices in accordance to Appendices 5 and 9.

6.6.2. No later than the 6th day of the Billing Period Rostelecom submits the Operator a Report on volumes of the services rendered for the Traffic Admission Services with the following data:

a) on the volume of the Services rendered for zone call initiation from the Operator’s network including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c) on the volume of the Services rendered for call termination to the Operator’s network;

d) on the volume of the Services rendered for call termination to the Associated Operators’ networks.

6.6.3. The Parties shall check and reconcile the data on the volume of Traffic Admission Services rendered (obtained) within the Reporting period in accordance with clause 6.6.2 herein.

6.7. By the 8th day of the Billing period one Party shall submit to the other Party the Traffic Admission Services Report with the following data:

6.7.1. Operator:

a) on the Services rendered for zone call initiation from the Operator’s network including on codes 80X 100, 80X 200, and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b) on the Services rendered for call termination to the Operator’s network;

c) on the Services rendered for call initiation from the Associated Operator’s network including on codes 80X 100, 80X 200, and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

d) on the Services rendered for call termination to the Associated Operators’ networks.

6.7.2. Rostelecom:

a) for the Interconnection services rendered.

6.7.3. The Parties shall sign the Services Report on each Operator’s affiliate providing services and Consolidated Report on services rendered in general by the Operator

6.8. By the 9th day of the Billing Period each Party signs a corresponding Act: Rostelecom shall sign the Traffic Admission Services Report; The Operator shall sign the Interconnection services Report.

6.9. The Parties shall provide invoices for Interconnection services and Traffic Admission Services by the 10th day of the Billing period. The copies of invoices, the Act of Acceptance of services shall be sent by fax, the originals shall be sent by mail.

6.10. Without prejudice to provisions of clause 6.8. each Party shall be entitled to check the data submitted by the other Party and reconcile with its own data to verify absence of discrepancies in accordance with terms specified herein.

In case of discrepancies of the data of the Parties in charges for the Traffic Admission Services for the billing period within 3% plus/minus of the volume and cost parameters of the services rendered according to the Act of Acceptance then the Parties acknowledge volume and cost parameters of the services rendered and indicated in the Act to be true.

If discrepancies of the data of the Parties in exceed 3% plus/minus of the volume and cost parameters of the services rendered according to the Act of Acceptance, one Party shall send by the 17th day of the Billing Period at the latest to the other Party the Reconciliation Report indicating confirmed and rejected amounts.

In case any Party presents the Reconciliation Report the Parties shall carry on the activities to correct and to eliminate the discrepancies as prescribed in Appendix No. 6 of this Contract. After the reasons of discrepancies have been revealed the Parties sign the Act on the regulation of the discrepancies indicating the approved volumes and costs of the services. Differences in volumes and costs of the services indicated in the Acts of Acceptance and the Acts on the regulation of the discrepancies is set off in the following Billing period”.

26.              Clauses 6.11, 6.12 of the Contract shall be excluded.

27.              – 6.13 of the Contract shall be amended as follows:

“Money obligations of Rostelecom to the Operator for payment for the Traffic Admission Services rendered in he Reporting period and money obligations of the Operator to Rostelecom for the Interconnections Services rendered in the Reporting period ensuing from this Contract must be finished in compliance with the order and within the terms specified in Appendix No. 7 hereto.”.

28.              Clauses 6.13-6.17 of the Contract shall be marked Clauses 6.11-6.15.

29.              Clause 9.6 of the Contract shall be amended as follows: “9.6. “The Operator is responsible for the timely and complete data submission on the numbering capacity of the Associated Operator, the numbering capacity from which the traffic connected to the Service Telecommunication is initiated and on the numbering capacity of the pay phones and call offices”.

30.             Clause 9.7 of the Contract shall be amended as follows:

“9.7. Rostelecom is responsible for timely providing of complete information on the volumes of the Traffic Admission Services rendered by the Operator.

“If invalid data has been submitted by Rostelecom (or failure to submit the data, or delayed submission of the data) on the volumes of the traffic transfer service by the Operator on the stipulation that, the Associated Operator receiving traffic (incoming traffic) from Rostelecom’s network through Operator’s network, has submitted to the Operator a claim for forfeit and/or indemnity for the losses and the amount of funds payable for incoming traffic to this Operator’s network calculated on the basis of invalid data provided is less than the amount payable for actual services rendered, then the Operator shall be entitled to claim indemnity for the losses from Rostelecom including expenses of the Operator, inflicted in connection with aforesaid claims by such Associated Operator. This forfeit must be paid by Rostelecom to the Operator within the period of ten (10) banking days from the moment of the receipt of the corresponding payment demand.”

31.              To exclude from the text of all Appendices the words “Zonal and local call transition service”  ad “local call termination service”; to replace the words “intercity call termination” and “intercity call initiation” by the words “zonal call termination” and “zonal call initiation”.

32.             Clause 12.1. of the Contract shall be amended as follows:

“12.1. This Agreement is entered into for one year and shall take effect from the moment when it is signed by the Parties. Any of the Parties may, at least 90 (ninety) calendar days prior to the expiry of this Agreement, declare its intention to prolong this Agreement for the next year or execute a new agreement with the same subject matter, but on different terms and conditions. Subject to the consent of the other Party, this Agreement may be prolonged by an additional agreement by and between the Parties, or the Parties may execute a new agreement with the same subject matter, but on different terms and conditions. At that, the validity of this Contract is prolonged until the date of entering into such new contract or an additional contract, but no longer than 3 calendar months from the moment of termination as this Contract, as the case may be.”

33.             Clause 13.4 of the Contract shall be amended as follows:

“13.4. List of Appendices hereto:

Appendix No. 1 Calculation of Services Cost Rendered Under Contract No. 1 dated August 01, 2003;

Appendix No.2 “Long-distance and international codes for traffic admission from numbering area of the Operator”

Appendix No.3 “Connection Services Report”;

Appendix No.4 “Traffic admission Services Report”;

Appendix No.5 “Order of Interaction between Rostelecom and the Operator Participating in the Process of Exchange of Information on the Services Rendered”

Appendix No.6 “Interaction between Rostelecom and the Operator in the Course of Reconciliation of Data on Long-Distance and International Traffic Admission”.

Appendix No.7 “Settlement Procedure for Traffic Admission Services”;

Appendix No.8 “Specifications (standard form) of Operator’s network connection (AТE of geographic numbering area) to Rostelecom’s network”.

Appendix No.9 “Structure and procedure for exchange of information on the Users”

Appendix No.10 “Data on Number of Interconnection points of the Operator’s network to Rostelecom’s network as of 01.01.2006”.

34.             Appendix No. 1 to the Contract shall be set forth as follows:

Appendix No. 1 to Contract on Network Connection No. 1

dated August 01, 2003

Calculation of Services

Cost Rendered Under Contract No.1 dated August 01, 2003

1.1.Traffic admission services rendered by the Operator:

		Billing rate, rouble/min.
No.	Description of the service	ABC =844	ABC =847	ABC =851	ABC =861	ABC =862	ABC =863	ABC =865	ABC =866	ABC =867	ABC =877	ABC =878	ABC =879
1	Zone initiation of call from the Operator’s network	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71
2	Zone termination of call to the Operator’s network	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71
3	Zone termination of call to the network of the Associated Operator	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71
4	Zone initiation of call from the network of the Associated Operator	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71	0.71

* By accounting for the rendered services of zone initiation of call from the Operator’s network, in addition to the accounting rate a compensation charge in the amount of 0.64 roubles per minute is levied.

1.2.Connection Services rendered by Rostelecom:

	Description of the service	rouble/month for 1 interconnection point of 64 kbit/sec
1	Maintenance of telecommunication facilities at the interconnection point	206.7

1.3. Cost of the services of updating subscriber information in the database, for one line of update:

	Description of the service	% (roubles)
1.	Update of the Operator’s Subscribers information	1.00
2.	Update of the Associated Operator’s Subscribers information	2.00

Comment:

1)              By rendering of Traffic Admission Services the tarification is performed in accordance with Clauses 6.1.2 – 6.1.4 of the Contract.

2)              The traffic related to Service intercommunications is not included into Traffic Admission data and is not paid for.

3)              Billing rates (tariffs) stated herein are tax-exempt, eventual taxes may be imposed on the stated rates in accordance with current law.

4)              The accounting unit for the services of User information update is the aggregated data on the changes of any attributes related to personal account transmitted during the Reporting period.

5)              The presentation of information on new Users, which is performed during the Reporting periods, excluding the first Reporting period, is the information update priced in accordance with Clause 6 hereof.

6)              The initial presentation of Users database is the presentation of information on all Users receiving the services of Rostelecom during the first Reporting period. The cost of the initial database presentation is calculated as the product of one database line and the number of lines related to one User number.

For Rostelecom:	For Operator:

General Director

General Director
OAO Rostelecom	OJSC STC:

D.Ye. Yerokhin	G.A. Romsky
200	200
Seal here	Seal here

”.

35.                  Clause 1.1 of Appendix No. 2 to the Contract shall be amended as follows:

“

1.1. Intercity codes of geographical numbering

Call destination zone (administrative center of the constituent entity of the Russian Federation, city of federal significance, city with an assigned code of geographical numbering area, Operator)	ABC code
Kaliningrad region, city of Kaliningrad	011, 401*
Kursk region, city of Kursk	071, 471*
Belgorod region, city of Belgorod	072, 472*
Voronezh region, city of Voronezh	073, 473*
Lipetsk region, city of Lipetsk	074, 474*
Tambov region, city of Tambov	075, 475*
Smolensk region, city of Smolensk	081, 481*
Tver region, city of Tver	082, 482*
Briansk region, city of Briansk	083, 483*
Kaluga region, city of Kaluga	084, 484*
Yaroslavl region, city of Yaroslavl	085, 485*
Orel region, city of Orel	086, 486*
Tula region, city of Tula	087, 487*
Riazan region, city of Riazan	091, 491*
Vladimir region, city of Vladimir	092, 492*
Ivanovo region, city of Ivanovo	093, 493*
Kostroma region, city of Kostroma	094, 494*
Moscow	095, 495*
Moscow region	096, 496*
Buryat Republic, city of Ulan-Ude	301
Chita region, city of Chita	302
Baikonur	336
Udmurt Republic, city of Izhevsk	341
Perm Territory, city of Perm	342
Sverdlovsk region, city of Yekaterinburg	343
Tyumen region, city of Tyumen	345
Khanty-Mansi Autonomous Area, city of Khanty-Mansiysk, city of Surgut	346
Republic Bashkortostan, city of Ufa	347
Yamalo-Nenets Autonomous Area, city of Salehard	349
Chelyabinsk region, city of Chelyabinsk	351
Kurgan region, city of Kurgan	352
Orenburg region, city of Orenburg	353
Omsk region, city of Omsk	381
Tomsk region, city of Tomsk	382

Call destination zone (administrative center of the constituent entity of the Russian Federation, city of federal significance, city with an assigned code of geographical numbering area, Operator)	ABC code
Novosibirsk region, city of Novosibirsk	383
Kemerovo region, city of Kemerovo	384
Altay Territory, city of Barnaul	385
Altay Republic, city of Gorno-Altaysk	388
Khakass Republic, city of Abakan	390
Krasnoyarsk region, city of Krasnoyarsk	391
Republic Tyva, city of Kyzyl	394
Irkutsk region, city of Irkutsk	395
Republic Saha (Yakutia), city of Yakutsk	411
Magadan region, city of Magadan	413
Kamchatka region, city of Petropavlovsk-Kamchatsky	415
Amur region, city of Blagoveshensk	416
Khabarovsk Territory, city of Khabarovsk	421
Primorsky Territory, city of Vladivistok	423
Sakhalin region, city of Yuzhno-Sakhalinsk	424
Jewish Autonomous Region, city of Birobidzhan	426
Chukotsky Autonomous Region, city of Anadyr	427
Pskov region, city of Pskov	811
Leningrad region, city of St.Petersburg	812, 813
Republic Karelia, city of Petrozavodsk	814
Murmansk region, city of Murmansk	815
Novgorod region, city of Novgorod	816
Vologda region, city of Vologda	817
Arkhangelsk region, city of Arkhangelsk	818
Cherepovets region, city of Cherepovets	820
Republic Komi, city of Syktyvkar	821
Nizhegorodsky region, city of Nizhny Novgorod	831
Kirov region, city of Kirov	833
Republic Mordovia, city of Saransk	834
Chuvash Republic, city of Cheboksari	835
Republic Mariy-El, city of Ioshkar Ola	836
Penza region, city of Penza	841
Ulyanovsk region, city of Ulyanovsk	842
Republic Tatarstan, city of Kazan	843
Volgograd region, city of Volgograd	844
Saratov region, city of Saratov	845
Samara region, city of Samara	846
Republic Kalmykia, city of Elista	847
Samara region, city of Tolyatti	848
Astrakhan region, city of Astrakhan	851
Republic Tatarstan, city of Naberezhnye Chelny	855
Krasnodar Territory, city of Krasnodar	861
Krasnodar Territory, city of Sochi	862
Rostov region, city of Rostov-na-Donu	863
Stavropol Territory, city of Stavropol	865
Republic Kabardino-Balkaria, city of Nalchik	866
Republic North Ossetia-Alania, city of Vladikavkaz	867
Chechen Republic, city of Grozny	871

Call destination zone (administrative center of the constituent entity of the Russian Federation, city of federal significance, city with an assigned code of geographical numbering area, Operator)	ABC code
Republic Dagestan, city of Makhachkala	872
Ingush Republic, city of Nazran	873
Adygei Republic,city of Maikop	877
Karachayevo-Cherkess Republic, city of Cherkessk	878
Stavropol Territory, city of Mineralnie Vodi	879

* ABC codes, existing (0XX) and introduced (4XX) are jointly valid until 01.02.2006  Since 01.02.2006  only new introduced codes are valid.

The correlation between nongeographical numbering areas (DEFabx) of the constituent entities of the Russian Federation is determined by the Directions of the Ministry of Information and Communication of the Russian Federation

36.                  Clause 1.3 of Appendix No. 2 to the Contract shall be amended and the following line shall be added:

“

Inmarsat	87	(87) 0, 1, 2, 3, 4

”.

37.                  Appendix 3 of the Contract shall be amended as follows:

“

Appendix No. 3

to Contract on Network Connection No.1
dated August 01, 2003

Connection Services Report Form

Form on OKUD
Contractor, legal address, contact phone, fax.	OKPO
Customer, legal address, contact phone, fax.	OKPO

Type of Activity per OKDP
Operation type

Services Report No.                   dt.                200

 under Contract on Network Connection No. 1 dt. August 01, 2003

for                              month

This Report is concluded between Rostelecom, Open Joint-Stock Company for Long-distance and International Telecommunications, hereinafter “Rostelecom”, represented by                                                      , authorized to act by                               , on the one part, and Open Joint-Stock Company Southern Telecommunications Company, hereinafter, “Operator”, represented by , authorized to act by                               , on the other part, indicating that the following Interconnection Services have been rendered by Rostelecom to the Operator:

Ref. No.	Description of the service	Measure unit	Number	Service Tariff, roubles/pcs	Service Cost net VAT, roubles	VAT, roubles	Service Cost inc. VAT, roubles
1	2	3	4	5	6	7	8
1	Connection Services	Interconnection point 64 kbit/second
Total

The rendered services cost aggregated                 , including VAT               .

The services were presented properly and according to Agreement terms.

Rostelecom:	Operator:
Position	Position
(full name)	(full name)
200	200
Seal here	Seal here

Rostelecom:	Operator:

General Director	General Director
OAO Rostelecom	OJSC STC:

D.Ye. Yerokhin	G.A. Romsky
Date: 200	Date: 200
Seal here	Seal here

”.

38.                  Appendix No. 4 of the Contract shall be amended as follows:

“

Appendix No. 4

to Contract on Network Connection No.1
dated August 01, 2003

Traffic Admission Services Report Form

Form on OKUD
Contractor, legal address, contact phone, fax.	OKPO
Customer, legal address, contact phone, fax.	OKPO

Type of Activity per OKDP
Operation type

Services Report No.                   dt.                 200

 to Contract on Network Connection No.1 dated August 01, 2003

for                              month

This Report is concluded between Rostelecom, Open Joint-Stock Company for Long-distance and International Telecommunications, hereinafter “Rostelecom”, represented by                                                     , authorized to act by                               , on the one part, and Open Joint-Stock Company Southern Telecommunications Company, hereinafter, “Operator”, represented by

                                    , authorized to act by                               , on the other part, indicating that the following Traffic Admission Services have been rendered by the Operator to Rostelecom:

Ref. No.	Description of the service	Measure unit	Number	Service Tariff, roubles/pcs	Service Cost net VAT, roubles	VAT, roubles	Service Cost inc. VAT, roubles
1	2	3	4	5	6	7	8
1	Zone initiation of call from the Operator’s network	min
	Zone termination of call to the Operator’s network	min
	Zone initiation of call from the network of the Associated Operator	min
	Zone termination of call to the network of the Associated Operator	min
Total

The rendered services cost aggregated                 , including VAT               .

The services were presented properly and according to Agreement terms.

Rostelecom:	Operator:

General Director	General Director
OAO Rostelecom	OJSC STC:

D.Ye. Yerokhin	G.A. Romsky
Date: 200	Date: 200
Seal here	Seal here

”.

39.                  Appendix No. 5 of the Contract shall be amended as follows:

“

Appendix No. 5

to Contract on Network Connection No.1

dt. August 01, 2003

Order of Interaction between Rostelecom and the Operator Participating in the Process of Exchange of Information on the Services Rendered

1.     This Appendix determines the order of interaction between Rostelecom and the Operator participating in the process of exchange of information on the traffic admission Services.

2.     This Appendix determines:

2.1.  the format and order of submission by the Operator of the information on the numbering capacity of the networks of Associated Operators;

2.2.  the format and order of submission of the data on Traffic admission Services.

3.     The Operator submits the information on the numbering capacity of the networks of Associated Operators in the format of Table 1, indicated in par. 6.6.1 hereof, the information on the numbering capacity with associated with the Service traffic, and the data on pay phones and call offices in the format established in Appendix 9.

4.     The Operator submits the information about changes in numeral capacities, allotted by the Associated Operators during the Reporting period, in the format of Table 1 of this Agreement.

5.     Rostelecom submits to the Operator monthly reports on the volume of the rendered Traffic admission Services, containing the data:

a) on the volume and cost of the services of zone initiation of call from the Operator’s network, including the codes 80X 100, 80X 200, 8-10-800 and 80X X1X2X3  (where X1X2X3- is the code of the Inquiry System (IS) Operator connected to the network of Rostelecom);

b) on the volume and cost of the services of zone initiation of call from the Operator’s network, including the codes 80X 100, 80X 200, 8-10-800 and 80X X1X2X3  (where X1X2X3- is the code of the Inquiry System (IS) Operator connected to the network of Rostelecom);

c) on the summary volume and cost of the services of termination of call to the Operator’s network;

d) on the summary volume and cost of the services of termination of call to the Associated Operator’s network.

6.     Requirements to formation of reports on the volume and cost of the Traffic Admission Services rendered:

•                   in volume figures only the actually performed traffic must be considered, i.e. the traffic registered on the commutator by response of the called number;

•                   the volume of the traffic admission services rendered is estimated for the point of connection of the Operator’s network to the network of Rostelecom;

•                   the traffic related to Service telecommunications is not included into reports;

•                   the long-distance and international telecommunications traffic via pay phones and call offices is included onto reports;

•                   the tarification is performed in accordance with par. 6.1. of the Agreement;

•                   the reports on Zonal initiation of calls from the Operator’s network and Zonal initiation of calls from the network of the Associated Operator must be formed with the detailed elaboration on the incoming international and long-distance ABC and DEF codes, the reports for the 1st quarter of 2006 are formed with the detailed elaboration on the incoming international and long-distance ABC codes;

•                   the reports on Zonal termination of calls to the Operator’s network and termination of calls to the network of the Associated Operator must be formed with the detailed elaboration on the outgoing international and long-distance ABC and DEF codes, the reports for the 1st quarter of 2006 are formed without the detailed elaboration on the incoming international and long-distance codes;

•                   the reports are drawn up in the Excel format. The formats of data presentation in the reports for the 1st quarter of 2006 are presented in Form 2 hereof.

7.               The Parties undertake within the term until 01.03.2006 to coordinate the Formats of data presentation in the reports on the volume and cost of the Traffic Admission Services rendered during the Reporting periods, starting from the 2nd quarter of 2006. The coordination of the aforesaid formats is validated by the Additional Contract between the Parties.

8.               The format of data presentation

Form 1. The structure of the file for submission of information about numbering capacity of Associated Operators

Code of geographical numbering				Full name	Symbol	Numbering capacity
zone of ABC Opreator’s subsidiary	ABC zone centre	Indication of conclusion	Number of Contract	of Associated Operator	name of Associated Operator	beginning of number range	end of number range	Date of number opening	Date of number closure
1	2	3	4	5	6	7	8	9	10

Notes to completion of Table 1:

1.              The data must be presented by the Operator in the Excel format.

2.     The transferred files must be named in accordance with the following name structure:

XXXXZZZZZZCCCNU.xls,

where

XXXX- KUBN (four-digit sign-digit operator number assigned by Rostelecom);

ZZZZZZ – reporting period in the form YYYYMM;

CCC – outgoing ABC code (three digits), by presentation of information separately on each subsidiary of the Operator, by presentation of information on all subsidiaries in one file – “CCC”;

N – indication of the information presented in the file (must always be present in the file name);

UU – ordinal number of the report. The ordinal number of the document sent by the communication Operator to Rostelecom in the reporting period is always 0. Every new version of the file for the same Reporting period is formed by means of increasing the document ordinal number by 1.

3.     The Operator having subsidiaries draws up the report on numbering capacities of the Associated Operators individually for every subsidiary and submits the reports conjointly.

4.               In column “ABC zone centre” city names are indicated in the following manner: ASTRAKHAN, VLADIKAVKAZ, VOLGOGRAD, KRASNODAR, MAJKOP, MINVODI, NALCHIK, ROSTOV-NA-DONU, SOCHI, STAVROPOL, CHERKESSK, ELISTA.

5.               In the column “Symbol name of Associated Operator” the abbreviated name of Associated Operator is indicated. First, the ABC zone centre is indicated, then “-”, then the abbreviated Associated Operator name, e.g. ROSTOV-NA-DONU-CTS

6.               In the column “Indication of agreement conclusion” the following codes are indicated dependent on the state of the agreement with the corresponding Associated Operator: 0 – agreement is not concluded; 1 – agreement is concluded; 2 – agreement is denounced.

7.               In the column “Beginning of number range” and “End of number range” full numbers allotted to the operator together with the ABC code in the 7ABCXXXXXXX format are indicated. By absence of number range, i.e. when one number is allotted, the same number is indicated in these columns.

8.               In the fields “Date” the date of opening or closure of number range is indicated, in the format: (DD.MM.YYYY)

Form 2. The format of data presentation on Traffic admission Services

Form 2.1. Payroll.

2.1.1. File name:

BE__OJSC Southern Telecommunications Company _YY.MM.xls, where

YYMM – month number and two last figures of the year of the reporting period in which the services were rendered.

2.1.2.Structure of Payroll Report

2.1.2.1.Format of “payroll” sheet

Payroll for client OJSC Southern Telecommunications Company

Reporting period: <YY.MM>

Dated: <date and time of report formation>

ABC 1 zone centre

Service	Number of calls	Duration, min	Tariff	Amount of cost	Currency

Total	X	X	—	X

ABC 12 zone centre

Service	Number of calls	Duration, min	Tariff	Amount of cost	Currency

Total	X	X	—	X

Payroll Total:

Service	Duration, min	Amount of cost	Currency
Initiation from Op
Initiation from Ass Op
Termination on Op IN
Termination on Op LD
Termination on Ass Op IN
Termination on Ass Op LD
Sum Total:	X	X

Comment:

In all forms Service means:

Initiation from Op – the service of zonal initiation of call from the Operator’s network in connection with the rendering of long-distance and international telecommunications services to the Users on behalf of Rostelecom.

Initiation from Ass Op - the service of zonal initiation of call from the Associated Operator’s network in connection with the rendering of long-distance and international telecommunications services to the Users on behalf of Rostelecom.

Termination to Op LD, Termination to Op IN - the service of zonal termination of call to the Operator’s network in connection with the rendering of long-distance and international telecommunications services to the Users on behalf of Rostelecom.

Termination to Ass Op LD, Termination on Ass Op IN -  the service of zonal termination of call to the Associated Operator’s network in connection with the rendering of long-distance and international telecommunications services to the Users on behalf of Rostelecom.

2.1.2.2.Format of “table” sheet

Payroll OJSC Southern Telecommunications Company for <YYMM>

Dated: <date and time of report formation>

User	Service	Number of calls	Duration, min	Tariff	Amount of cost	Currency

	Total	X	X	––	X

Form 2.2. Aggregated volumes by direction

2.2.1. File name:

A_   OJSC Southern Telecommunications Company   YYMM.xls

2.2.2. Report structure with aggregated data by direction by

Aggregated volumes by direction

OJSC Southern Telecommunications Company for <YYMM>

Dated: <date and time of report formation>

User	Service	Indication IN_LD PrefZ	Prefix zone	Code	Number	Duration, min

Sum Total:					X	X

Form 2.3. Prefix reference

2.3.1. File name:

PREFIXES_YYMM.xls, where

In the file prefixes used in ACP Rostelecom by calculating for the Reporting period are indicated by prefix zone.

2.3.2. File structure with prefix list

Prefix list by Prefix zones

Dated: <date and time of report formation>

Direction group (Indication IN, LD)	Prefix zone	Prefix	Prefix switch-on date	Prefix switch-off date

For Rostelecom:	For Operator:

General Director

General Director
OAO Rostelecom

OJSC STC:

D.Ye. Yerokhin
200	G.A. Romsky
200
Seal here	Seal here

“

40.                  Appendix No. 6 of the Contract shall be amended as follows:

Appendix No. 6

to Contract on Network Connection No.1

dt. August 01, 2003

Interaction between Rostelecom and the Operator in the Course of Reconciliation of Data on Long-Distance and International Traffic Admission.

1.                     This Appendix establishes the list of actions that must be performed by the Parties (Rostelecom and the Operator) for the regulation of disputes arising by a discrepancy of traffic admission data.

2.                     This Appendix establishes the methods of data reconciliation on the admitted traffic, the format, the terms and ways of data submission on every stage of reconciliation.

3.                     The performance of reconciliation can be initiated by one of the Parties within the validity term of the current Contract on the condition of observance of statue of limitation established by the current law of the Russian Federation.

4.                     The basis for the beginning of the data reconciliation actions is the discrepancy between summary volume or cost figures on the services rendered during the Reporting period (in accordance with the data of Rostelecom and the Operator), exceeding 3 (three) % plus/minus.

5.                     The following actions can be performed during the reconciliation:

•                  The reconciliation of data submitted by Rostelecom and the Operator,

•                  detailed reconciliation

•                  comprehensive technical study;

6.                     The reconciliation of data submitted by Rostelecom and the Operator:

6.1.            The Party initiating the reconciliation forms and submits to the other Party the report in the form of Table 1 presented in this Appendix.

6.2.            The Party receiving the report indicated in para. 6.1, performs counter-analysis of the execution of the conditions hereunder in the billing:

•                       minimal non-tariff limit of the calls,

•                       type of the traffic round-off,

•                       tariffs.

•                       criteria of traffic accounting (switching, trunks, numbering capacity).

6.3.            If as a result the Party has detected a mistake and its correction has eliminated the discrepancies, the Parties agree on the date of correction of the mistake and the date of re-calculation in accordance with the conditions hereof.

6.4.            If the mistake was not detected and its correction did not effect the elimination of the discrepancies, the Party initiating the reconciliation chooses the directions (no more than five (5)) for which the maximum discrepancies were detected, the volumes must be sufficient for the performance of reconciliation. The data shall be input into Table 2 in accordance with the format specified herein. The other Party, no later than within five (5) days upon receipt of the report draws up the Act on the results of the counter-analysis and submits it to be approved by the associated Party.

7.       Detailed reconciliation

7.1.    The basis for the beginning of a detailed reconciliation is the coordinated at the previous stage acts and reports on the condition of absence of detected causes of discrepancies.

7.2.    The Parties adjust the following parameters of the detailed reconciliation:

•                       time factors (month, week, day, hour and so on),

•                       ancillary parameters (switchboards, trunks, numbering capacity),

•                       aspect of the detailed reconciliation,

•                       size of the detailed reconciliation,

•                       data exchange type.

The format sample for accordance of measured call service data for a detailed reconciliation, indicated in Table 3 hereof, can be changed depending on technical feasibility of the Parties.

7.3.    Detailed reconciliation is conducted under the agreement of the Parties using the resources of Rostelecom and/or Operator. The results of the reconciliation, performed by Rostelecom, shall be sent to the Operator within seven (7) business days from concordance of the parameters, indicated in para. 7.2 hereof.

7.4.    The parties conduct analysis of the results of the detailed reconciliation. If one of the Parties has detected a mistake and its correction has eliminated the discrepancies, the Parties agree on the date of correction of the mistake and the date of re-calculation in accordance with the conditions hereof.

7.5.    If no errors are detected or after correction of errors discrepancies are not eliminated the results of the analysis shall be revealed in relevant Act within three (3) business days from the date of reconciliation agreed by the Parties. The Parties will co-ordinate the next steps:

•                    Another additional, ancillary parameters of the reconciliation are selected (repeated execution of the stage of the detailed reconciliation),

•                    comprehensive technical study should be performed.

8.       Comprehensive technical study.

8.1.    The reason for the performance of the comprehensive technical study is coordinated on the previous stages statements and the absence of the ascertained reasons for discrepancies.

8.2.    Under the frame of the comprehensive technical study it can be realized by the associated Parties:

•                       verification of capacity for work of communication channels;

•                       verification of the recording completeness of the tariff files;

•                       verification of recording conditions of the tariff files;

•                       registration of the probing calls;

•                       verification of the routing Regulations;

•                       verification of the software, used in the system of collection and processing of tariff information and so on;

•                       using indirect methods of research.

8.3.            After getting the results the report is developed and agreed by the Parties, and the used methods, conclusions, recommendations for eliminating the reasons, caused the discrepancies, the terms of removal such reasons are indicated therein.

On the basis of the results of the comprehensive technical study report, the decision about re-calculation is taken in accordance with the terms and conditions hereof.

Table 1. The form of data reconciliation report

Operator
Description of Telecommunication services with discrepancies detected
Date and registration number of agreement/contract for the services rendered
Terms of tariffing for the service (minimum non-payable threshold, round-up per second/per minute)
Accounting criteria of the service - terms of connection (switching, trunks, numbering capacity)
Discrepancies
Period dates
Traffic direction (incoming/outgoing/transit)
Type of traffic (long-distance/international/local)

Charges for traffic according to Rostelecom
Charges for traffic according to the Operator
Discrepancies in charges
Volume of traffic according to Rostelecom
Volume of traffic according to the Telecommunications Operator
Discrepancies between volumes

Table 2. Dedicated reconciliation form

	Outgoing									Discrepancies
	ABC		Direction	Rostelecom data			Operator data				%
Period	code	Direction	code	min	tariff	total	min	tariff	total	% (min)	(roubles)

Table 3. Format of call service data

Data should be presented in electronic file using format dbf or xls

Tel_A*	Tel_B*	Mn_I*	Mn_O*	Date*	Time*	D_sec*

* fill-in spaces are marked

1.               Field Tel_A*: Number of the subscriber A phone

2.               Field Tel_B*: Number of the subscriber B phone

3.               Field Mn_I*: Mnemonics of incoming group of channels

4.               Field Mn_O*: Mnemonics of outgoing group of channels

5.               Field Date*: Date of the call beginning (DDMMYY)

6.               Field Time*: Time of the call beginning (HHMMSS)

7.               Field D_sec*: Call duration (in seconds)

Rostelecom:

Operator:

General Director

General Director

OAO Rostelecom	OJSC STC:

D.Ye. Yerokhin	G.A. Romsky
200	200
Seal here	Seal here

”.

41.                  Appendix No. 7 of the Contract shall be amended as follows:

Appendix No. 7

to Contract on

Network Connection No. 1

dt. August 01, 2003

SETTLEMENT PROCEDURE FOR TRAFFIC ADMISSION SERVICES

Whereas the Parties confirm and accept that amounts payable and terms of payment for Connection services rendered by Rostelecom to the Operator and for Traffic admission services rendered by the Operator to Rostelecom shall be determined in accordance with fulfillment by the Parties obligations specified in Agreement No.           dated                (hereinafter referred to as “Assistance Agreement”) concluded between them now therefore the Parties agree to establish the following procedures for payments on this Contract:

1. Rostelecom shall pay to the Operator for Traffic admission services rendered to Rostelecom by the Operator remuneration in accordance with terms and amounts specified hereinafter. Total amount of financial obligations payable by Rostelecom for services rendered by the Operator to Rostelecom in relevant billing period shall be determined in accordance with the Services Report for the Reporting period.

2. No later than the 28th day of the Billing period Rostelecom is obliged to transfer to the Operator the sum in the amount X, equal to the summary cost of the traffic admission Services rendered by the Operator during all periods previous to the Billing period, unpaid for by Rostelecom, the cost of which has been calculated in accordance with Appendix No. 1 to the Agreement. At that, the maximum amount of X, due to payment in every Billing period equals Z, the value of which is calculated by the following formula:

Z = M – Y, where

M and Y – have the value calculated for them in para. 2.2. of Appendix No. 7 of the Assistance agreement for the corresponding Billing period.

The calculated sum X is reckoned by the Operator on account of payment for the traffic admission Services rendered to Rostelecom under this Agreement, during all its validity periods in the part where these services are not paid for at the moment of payment calculation. The Parties agree that the payments are in the first place accounted against the payment for traffic admission Services rendered during earlier periods.

3. Rostelecom transfers to the Operator payments in accordance with para. 2 hereof until the total amount of payments transferred by Rostelecom hereunder equals the total cost of the traffic admission Services rendered to Rostelecom by the Operator hereunder.

4. The Operator shall issue invoices for payments to Rostelecom in accordance with para. 2 hereof for amounts determined in accordance with terms specified in aforesaid paragraph by 20th day of the month in which relevant payment is to be effected.

5. In case by the 28th day of the Billing period the total cost of the traffic admission Services rendered to Rostelecom by the Operator in accordance with the Act of services rendered during the corresponding Reporting period, exceeds the amount of the Accrued income for the telecommunications Services rendered by Rostelecom to the Users during the corresponding Reporting period, with the deduction of Potential income of the Operator from the services connected with them, rendered to Rostelecom by the Operator in accordance with Assistance agreement, the difference between the indicated amounts must be paid by Rostelecom to the Operator before the 28th day of the Billing period in addition to the amount X due to payment in accordance with para. 2 hereof. At that, the Potential income is calculated as the sum of Accrued income multiplied by the service payment rate and the remuneration for the performance of the actions specified in Appendix No. 2 to the Assistance agreement.

6. Paras 2-4 of this Appendix No. 7 are not applied by the accounts settlement between the Parties for the traffic admission Services rendered to Rostelecom by the Operator, in connection with the rendering by Rostelecom of the long-distance and international telecommunication services to the Users of Associated Operators, the accounts settlement with such Users are performed by the indicated Associated Operator on commission of Rostelecom. Such traffic admission Services rendered during the Reporting period are paid for by Rostelecom before the 25th day of the Billing period, in corpore.

7. In order to terminate (partially terminate) the obligations specified in this Appendix and in para. 6.5 hereof and mutual obligations of the Parties arising from Assistance Agreement the Parties shall perform monthly offset counterclaims by execution of Offset Acts in due dates set for fulfillment of such obligations by the Parties in accordance with terms specified herein and in Assistance Agreement.

Rostelecom:

Operator

General Director

General Director

OAO Rostelecom	OJSC STC:

D.Ye. Yerokhin	G.A. Romsky
200	200
Seal here	Seal here

”.

42.                  Appendix No. 9 of the Contract shall be amended as follows:

“

Appendix No. 9

to Contract No.

dt. “      ”                          2005

Content and order of submission of information on Users

1.              This Appendix (hereinafter referred to as “Appendix”) specifies format of information on the Users provided by the Operator, terms and procedure for exchange.

2.              The Operator shall submit to Rostelecom the following data within 5 business days after the receipt of relevant request:

•                   Details of the User: taxpayer’s identification number of the subscriber of the Operator, name of subscriber’s account, feature of legal entity, type of subscriber, INN, KPP, OKPO, codes of OKVED, registration number and date of agreement with the user for long-distance and international telecommunications services rendered by Rostelecom.

•                   Details of the address: registered address/legal address (post index, region, district, city, settlement, street, house, building, flat/premises), residence/location, if it does not coincide with registered address/legal address, address for invoices, if it does not coincide with residence/location.

•                   Bank details: BIK, bank name, name of the bank branch, correspondent account, account, treasury name and number of personal account at the treasury for non-profit entities.

•                   Information of subscribers’ numbers: subscriber’s number, type of subscriber’s unit, rate, and identifier of output to ATE, code of affiliate or Associated Operator servicing the subscriber’s number if the User is a subscriber of the Associated Operator in accordance with para. 1.6. hereof.

3.              The Operator shall submit not less than once a day the data on new arrangements and rearrangements, cancellations and substitutions of telephone numbers, any changes and other details specified in para. 2 hereof indicating effective date of the operation.

4.              The Operator shall ensure completeness and validity of the information transferred.

5.              The Parties agree to approve detailed procedures and format of submission of the information about the users specified in a separate agreement.

6.              Subject to the RF law Rostelecom is entitled to apply information obtained from the Operator without prior approval for the following purposes:

•                   management payment with the Users for services including execution, issue and service of payment documents and associated papers,

•                   management of the Users’ claims related to communication services,

•                   execution of analytical reports and statistics for internal usage,

•                   processing of requests of tax, law-enforcement entities and other state authorities binding for execution in accordance with current law of the Russian Federation.

7.              Any other application of details of telephone numbers and addresses obtained from the Operator except for stated above purposes may be effected only if agreed by the Parties.

8.          The Operator shall in case of technical equipment or software failure and because of the effect various other conditions resulting in garbling, loss of the data or impossibility of timely transfer, to inform Rostelecom about the reasons of such failures with retransmission of reliable data.

9.          The interaction between the Parties directed at the actualization of User data is realized in data transfer regime, in the form of files in the format determined by this Appendix. User data changed during the Reporting period, the list of which is determined hereby, are subject to transmission.

10.    Basic unit for the cost of the Users’ database updating service is the total reliable information concerning one personal User account. Data correctness means the compliance of the data with with the format determined by this Appendix, and with the Users database of the Operator and/or Associated Operator for the 1st day of the Billing period.

11.    Rostelecom makes monthly payment for the services under Appendix No. 1 to this Contract per 1 base unit of reliable and timely transmitted data on the Subscribers of the Operator and the Associated Operator.

12.    The Operator by the 5th day of the Billing Period sends to Rostelecom an Act and an invoice indicating the effective volume of the Subscriber’s database updating services within the Reporting period, and Rostelecom shall by the 8th of the Billing period approves the Act. If there are any remarks in connection to the volume of the services rendered, Rostelecom approves the Act with the remarks. The Parties shall by the 20th day of the Billing period to reconcile these remarks. The Parties sign separate Acts on every subsidiary of the Operator, and composite Act on the Operator as a whole. The Form of the Act is given in Appendix 1 to this Agreement.

13.    Rostelecom pays for the User data updating services no later than 10 days after the signing by the Parties of the composite Act on the Operator as a whole.

14.    If information transmitted for the Operator’s Users’ database updating services was presented incorrectly or needs additional data Rostelecom sends an inquiry to the Operator. Retransmission of the information on the Users, the correction of the data is free of charge if performed because of the fault of the Operator”

15.  Structure of data

Each data file shall be structured as follows:

<?xml version=“1.0” encoding=“encoding”?>

<main version=“version” file_number=“file_number” keyword=“keyword” send_from=“company_id” creation_date=“creation_date” check_sum=“check_sum”>

. . .

</main>

,where encoding – coding reference designation applied for text file.

For files MS Windows 95/98/NT/2000/XP: windows-1251,

For files MS DOS: cp866,

For files Linux: koi8-r.

version – version of communication protocol (current version 1.0)

file_number – ordinal number of the file transferred (within the company)

keyword – key word applied as an extra identifier of the sending company company_id – value Sending Company Code - Operator .

, creation_date – data and time of the file in the format YYYY-MM-DDTHH:mm:ss (YYYY – year (4 digits), MM – number of month in a year (2 digits), DD – day of month (2 digits), T – separating symbol – an English letter ‘T’, HH – hour (24-hour format), mm – minutes (2 digits), ss – seconds (2 digits))

Check_sum – reference amount of the file body (data between tags <main> and </<\main>), calculated by algorythm MD5.

Record <xxx> is subsequently denominated an opening tag and </xxx> - a closing tag xxx. Tag declaration should contain no spaces and tabs. The body between an opening tag <xxx> and a closing tag </xxx> is called section xxx.

Therefore each file contains a header and a section main. Section main in its turn contains one or more sections insert, update or delete.

Section insert indicates that the information contained between the tags must be included into database.

<insert oper_date=“oper_date”>

— frame

</insert>

Section update indicates that the information with properties between the tags must be modified in database..

<update oper_date=“oper_date”>

— frame

</update>

Section delete indicates that the information between the tags must be deleted from database.

<delete oper_date=“oper_date”>

— frame

</delete>

, where oper_date – effective date of operation (for example, connection of a telephone number, changes of details) in the format YYYY-MM-DDTHH:mm:ss (YYYY – year (4 digits), MM – number of month in a year (2 digits), DD – day of month (2 digits), T – separating symbol – an English letter ‘T’, HH – hour (24-hour format), mm – minutes (2 digits), ss – seconds (2 digits)

Frame shall be structured as follows:

<object  1 property=“value”>

<simple_attribute>

simple_attribute_value

</simple_attribute>

. . .

<complex_attribute>

<simple_attribute>

Simple_attribute_value

</simple_attribute>

. . .

<complex_attribute>

. . .

</complex_attribute>

. . .

</complex_attribute>

. . .

<object_2 property=“value”>

. . .

</object_2>

. . .

</object_1>

Object – a section with simple and complex attributes identified by a property. Current version defines an object as a subscriber identified by property subscriber_id and phone identified by property phone_number. There may be no more that one object with the same name and identification property within a parent section.

Property – object identifier.

Complex attribute – a section containing simple and complex properties. There may be no more that one complex object with the same name within a parent section.

 Simple attribute – a property (feature) of an object or complex attribute which value may be set or changed. Simple attribute contains only one value changeable in section Update by tags <old> and <new>. Sample of editing simple attribute within an object:

<object property=“valueе”>

<edited_simple_attribute>

<old>old_attribute_value</old>

<new>new_attribute_value</new>

</edited_simple_attribute>

. . .

</object>

To modify a simple attributes included into a complex one all old and new attributes must be entered with new and old values.

Sample of editing simple attribute within a complex attribute:

<object property=“valueе”>

<edited_complex_attribute>

<simple_attribute_1>

<old>old_attribute_value</old>

<new>new_attribute_value</new>

</simple_attribute_1>

<simple_attribute_2>

<old></old>

<new>new_attribute_value</new>

</simple_attribute_2>

<simple_attribute_3>

<old>old_attribute_value</old>

<new></new>

</simple_attribute_3>

. . .

</edited_complex_attribute>

</object>

Old attribute value and New attribute value – attribute value before and after editing. It is used for data modification (only section update).

Deletion and editing of data require indication of values of all essential attributes to ensure univocally of the operation.

Structure of data

<subscriber           Unique identifier of the recipient of the bill

<subscriber_name>name of subscriber</subscriber_name>

<legal_entity>property of legal entity</legal_entity>

<category>type of subscriber: Budgetary/self-sustained organizations/population/non-incorporated individual entrepreneur</category>

<inn>INN</inn>

<kpp>KPP</kpp>

<okpo>OKPO</okpo>

<okved>OKVED</okved>

<contract_number>contract number</contract_number>

<contract_date>contract date</contract_date>

<bank_account>

<bank_code>BIK</bank_code>

<bank_name>Name of bank</bank_name>

<branch_bank_name>Branch bank name</branch_bank_name>

<treasury_name>Treasury name</treasury_name>

<treasury_account>Treasury account</treasury_account>

<corr_account>Correspondent account</corr_account>

<settl_account>Account</settl_account>

</bank_account>

<legal_address>

<post_index>Post index</post_index>

<region>Region</region>

<district>District</district>

<city>City</city>

<settle_area>Settlement</settle_area>

<street>Street</street>

<house>House</house>

<building>Building</building>

<flat>Flat</flat>

<add_info>Additional information<add_info>

</legal_address>

<location_address>

<post_index>Post index</post_index>

<region>Region</region>

<district>District</district>

<city>City</city>

<settle_area>Settlement</settle_area>

<street>Street</street>

<house>House</house>

<building>Building</building>         <flat>Flat</flat>

<add_info>Additional information<add_info>

</location_address>

<bill_address>

<post_index>Post index</post_index>

<region>Region</region>

<district>District</district>

<city>City</city>

<settle_area>Settlement</settle_area>

<street>Street</street>

<house>House</house>

<building>Building</building>

<flat>Flat</flat>

<add_info>Additional information<add_info>

</bill_address>

<phone phone_number=“Subsciber number”>

<device>Type of device (telephone/MTA)</device>

<price_plan>Rate (Non-profit/self-financing/population)</price_plan>

<ldservice>identification of output to automatic long-distance and international telecommunications</ldservice>

<company_code>Associated Operator code servicing the subscriber number </company_code>

<vat_free>taxable</vat_free>

</phone>

</subscriber>

1. Details of recipient of the bill (Subscriber)

Attribute name	Obligation degree	Acceptable values	Description
subscriber_id	Obligatory given as a parameter	Symbol line of 15 digits	The unique identifier of the Subscriber within the Operator’s company
subscriber_name	All subscribers		Name of subscriber
legal_entity	All subscribers	0-individual 1-legal entity	Feature of a legal entity
category	All subscribers	0- Budgetary organizations 1- Self-sustained organizations 2-population 3-Non-incorporated individual entrepreneur	Type of subscriber

inn	Legal entities		INN
kpp	Legal entities		KPP
okpo	Legal entities		OKPO
okved	Legal entities		OKVED
contract_number	All subscribers		Number of agreement on long-distance and international telecommunications services
contract_date	All subscribers	in format YYYY-MM-DD	Date of agreement on long-distance and international telecommunications services
bank_account	Legal entities	Complex attribute	Bank details
legal_address	All subscribers	Complex attribute	Legal address/registration
location_address	if differs from legal_address	Complex attribute	Residence/Location
bill_address	if differs from location_address	Complex attribute	Bill delivery address
phone	All subscribers	Object	Information on subscriber’s number

2.Bank details (Bank  account)

Attribute name	Obligation degree	Acceptable values	Description
bank_code	Legal entities		BIK
bank_name	Legal entities		Bank name
branch_bank_name	if available		Name of bank branch
treasury_name	Non-profit entities (budgetary organizations)		Name of treasury
treasury_account	Non-profit entities		Name of personal account with the treasury
corr_account	Legal entities		Correspondent account
settl_account	Legal entities		Current account

3.Addresses (Legal  address, Location  address, Bill  address)

Attribute name	Obligation degree	Acceptable values	Description
post_index			Post index

region	Region
district	District
city	City
settle_area	Settlement
street	Street
house	House
building	Building
flat	Flat
add_info	Additional information

4.Subscribers’ Numbers (Phone)

Attribute name	Obligation degree	Acceptable values	Description
phone_number	Obligatory given as a parameter	Line of 10 characters (figures only)	Full subscriber number
device	All subscribers	0-telephone 1-call office	Type of the subscriber gear
price_plan	All subscribers	0-office 1-population 2- Self-sustained organizations 3- Budgetary organizations	Tariff
ldservice	All subscribers	0-closed 1-open	Access to long-distance and international telecommunications services is closed or open
company_code	All subscribers	Data from “Reference of codes of Operator’s subsidiaries and Associated Operators”	Code of affiliate or Associated Operator servicing the subscriber number
vat_free	Diplomatic mission or their employees	0- default VAT rate 1- 0% VAT rate	The sign of 0% VAT rate application to the realization of the services

5.               Reference of codes of Operator’s subsidiaries and Associated Operators:

OJSC “Southern Telecommunications Company”	53105 “SVYAZINFORM”, ASTRAKHAN REGION”
53205 “VOLGOGRADELEKTROSVYAZ”
53805 “ELEKTROSVYAZ”, REPUBLIC OF KALMYKIA
54005 “KUBANELEKTROSVYAZ”
54015 “ELEKTROSVYAZ”, REPUBLIC OF ADYGHEIA
54105 “ELEKTROSVYAZ”, STAVROPOL TERRITORY
54115 “KARACHAY-CHERKESSKELEKTROSVYAZ”
54205 “ROSTOVELEKTROSVYAZ”
54405 “KABBALKTELECOM”
54505 “SEVOSETINELEKTROSVYAZ”

The missing codes can be added on agreement with OAO Rostelecom

Rostelecom:

Operator

General Director

General Director

OAO Rostelecom	OJSC STC:

D.Ye. Yerokhin	G.A. Romsky
200	200
Seal here	Seal here

”.

4.3                  To add to the Contract Appendix No. 10 in the following version:

Appendix No. 10

to Contract on

Network Connection No. 1

dated August 01, 2003

Data on Number of Interconnection Points of the Operator’s Network to Rostelecom’s Network

as of 01.01.2006

Ref. No.	Name of Operator’s subsidiary	Number of interconnection points, 64 kbit/second
1	“Electrosvyaz of Adygei Republic”	397
2	“Svyazinform” of Astrakhan region”	926
3	“Volgogradelectrosvyaz”	2 135
4	“KabBalktelecom”	802
5	“ Electrosvyaz” of Kalmyk Republic”	400
6	“Karachai-Cherkesskelectrosvyaz”	554
7	“Kubanelectrosvyaz”	4 594
8	“Rostovelectrosvyaz”	3 021
9	“Northosetinelectrosvyaz”	1 015
10	“Electrosvyaz” of Stavropol Territory”	3 357
	Total	17,201

Rostelecom:

Operator:

General Director

General Director

OAO Rostelecom	OJSC STC
D.Ye. Yerokhin	G.A. Romsky
Date: 200	Date: 200
Seal here	Seal here

”.

44.                  The Parties are obliged until 15.03.2006 to work out and coordinate the order and conditions of mutual accounts for the Traffic Admission Services from/on the network/s of mobile radiotelephone service operators interconnected into the network of OJSC STC.

45.                  This Agreement is an integral part of the Contract.

46.                  All terms used in this Agreement have a meaning, fixed for them in the Contract.

47.                  All the rest, not indicated in this Agreement, is subject to the provisions of the Contract.

48.                  The agreement is issued in the Russian language in two original counterparts, one for each Party.

49.                  This Agreement comes into effect on the date of its execution. The Parties agree that the conditions of this Agreement are applied to their relations arising from the moment of entering into the Contract on connection of telecommunication networks (the Agreement on Interaction as amended by the agreement dated January 01, 2006 on the incorporation of amendments to the Agreement on Interaction).

50.                  Details and Signatures of the Parties

OAO Rostelecom:	OJSC STC:

Legal address:	Legal address:
5, Delegatskaya st.,	66, Karasunskaya st.,
Moscow, 127091	Krasnodar, 350000

General Director	General Director

D.Ye. Yerokhin	G.A. Romsky
Dt. 2006	Dt. 2006
Seal here	Seal here

Appendix No. 1

to Additional Agreement No.1

dt. ”      ”                          200

to Contract on Network Connection No.1 dated August 01, 2003

The form of the Report of services rendered

Form on OKUD
Contractor, legal address, contact phone, fax.	OKPO
Customer, legal address, contact phone, fax.	OKPO

Type of Activity per OKDP
Operation type

Services Report No.                   dt.                 200

 under Contract on Network Connection No. 1 dt. August 01, 2003

for                              month

This report is drawn by and between Open Joint-Stock Company for Long-Distance and International Telecommunications “Rostelecom”, hereinafter referred to as “Rostelecom”, represented by                                             , authorized to act by                                     , on the one part, and Open Joint Stock Company Southern Telecommunication Company, hereinafter referred to as the “Operator”, represented by                                             , authorized to act by                                      on the other part, to certify that the Operator has rendered to Rostelecom the following services:

Ref. No.	Description of the service	Measure unit	Number	Service Tariff, roubles/pcs	Service Cost netVAT, roubles	VAT, roubles	Service Cost inc. VAT, roubles
1	2	3	4	5	6	7	8
1	Update of the Operator’s Subscribers information	Update line
2	Update of the Associated Operator’s Subscribers information	Update line
Total

The rendered services cost aggregated                  , including VAT               .

The services were presented properly and according to Agreement terms.

Rostelecom:	Operator:

General Director

General Director

OAO Rostelecom	OJSC STC

D.Ye. Yerokhin	G.A. Romsky
Dt. 2006	Dt. 2006
Seal here	Seal here